UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 842-5445

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

M&T Bank Corporation (“M&T”) announced today that Michael P. Pinto has resigned as a Vice Chairman of the Board and as a director of M&T and M&T Bank, M&T’s principal banking subsidiary, due to a serious medical condition, effective January 3, 2014. Mr. Pinto also resigned as Chairman and Chief Executive Officer of M&T Bank’s Mid-Atlantic Division. Mr. Pinto was appointed a Vice Chairman of M&T Bank and will serve in an advisory role on a part-time basis.

Mark J. Czarnecki, President of M&T and M&T Bank, was also appointed Chief Operating Officer of M&T and M&T Bank, effective January 3, 2014. Mr. Czarnecki, 58, has served as President of M&T and M&T Bank and as a director on the Boards of Directors of M&T and M&T Bank since 2007.

René F. Jones, Executive Vice President and Chief Financial Officer of M&T, was appointed as a Vice Chairman of M&T Bank in addition to his position as Chief Financial Officer of M&T Bank, effective January 3, 2014. Mr. Jones, 49, has served as Chief Financial Officer of M&T and M&T Bank since 2005. In addition, Mr. Jones has served as an Executive Vice President of M&T and M&T Bank since 2006.

Kevin J. Pearson, Executive Vice President of M&T and M&T Bank, was appointed as a Vice Chairman of M&T Bank, effective January 3, 2014. Mr. Pearson, 52, has served as an Executive Vice President of M&T and M&T Bank since 2002.

The Boards of Directors of M&T and M&T Bank approved these appointments on January 3, 2014.

The public announcement regarding these appointments was made by means of a news release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

99	News Release dated January 7, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T BANK CORPORATION

Date: January 7, 2014	By:	/s/ Drew J. Pfirrman
Drew J. Pfirrman
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

99	News Release dated January 7, 2014. Filed herewith.